Exhibit 10.1

SUBLEASE AGREEMENT

          THIS SUBLEASE AGREEMENT(this “Sublease”), dated November _4_, 2005 for reference purposes only, is entered into by and between Avigen, Inc., a Delaware corporation (“Sublandlord”), and Pepgen Corporation, a Delaware corporation (“Subtenant”).

R E C I T A L S

          A.          Sublandlord leases certain premises consisting of approximately 67,482 square feet in a building, located at 1301 Harbor Bay Parkway, Alameda, California, pursuant to that certain Office Lease dated as of November 2, 2000, between Lincoln-RECP Empire OPCO, a Delaware limited liability company, as landlord (the “Original Master Landlord”) and Sublandlord, as tenant, as amended by that certain First Amendment to Lease Agreement dated as of December 1, 2000, and that certain Second Amendment to Lease Agreement dated as of February 13, 2001 (collectively, as further amended or otherwise modified from time to time, the “Master Lease”), a copy of which is attached as Exhibit A, as more particularly described therein (the “Premises”).  Capitalized terms used but not defined herein have the same meanings given in the Master Lease.

          B.          Subsequently, Original Master Landlord sold and assigned all of its right, title and interest in and to the Master Lease to ARE-Harbor Bay No. 4, LLC, a California limited liability company (“Master Landlord”).

          C.          Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 11,000 rentable square feet, and more particularly shown on the layout attached at Exhibit B hereto (“Sublease Premises”) upon the terms and conditions provided for herein.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

A G R E E M E N T

          1.          SUBLEASE PREMISES.  On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises.  In addition, Subtenant shall be entitled to share nonexclusive use of the restrooms and lobby areas (the “Sublease Common Areas”) identified on Exhibit B.

          2.          TERM.  The term of this Sublease (the “Term”) shall commence on January 1, 2006 (the “Commencement Date”), provided Sublandlord has theretofore obtained the consent of Master Landlord, and shall expire November 30, 2010, unless sooner terminated pursuant to any provision hereof.

          3.          POSSESSION; EARLY POSSESSION.

                       (a)          If for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on the Commencement Date due to reasons beyond Sublandlord’s reasonable control, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Sublease Premises has been delivered to Subtenant.  Sublandlord shall use commercially reasonable efforts to obtain Master Landlord’s written consent to this Sublease.  Notwithstanding the foregoing, if Sublandlord cannot obtain the consent of Master Landlord to this Sublease within fourteen (14) days after execution of this Sublease by Sublandlord and Subtenant, then Subtenant, at Subtenant’s sole election, may terminate this Sublease by giving written notice thereof to Sublandlord.

                       (b)          Subject to Master Landlord’s consent and approval of this Sublease, not more than sixty (60) days prior to the Commencement Date, Subtenant shall be entitled to commence installation of Subtenant’s furniture, fixtures and equipment and occupy the Sublease Premises for its business purposes; provided, however, that (i) Subtenant shall not unreasonably interfere with or disrupt any work being performed by Sublandlord in the Sublease Premises during such early occupancy, and (ii) prior to any such entry, Subtenant shall provide Sublandlord and Master Landlord with proof of Subtenant’s insurance as required hereunder.  Any entry by Subtenant onto the Sublease Premises prior to the Commencement Date shall be upon and subject to all of the terms of this Sublease (including Subtenant’s obligations regarding indemnity and insurance) except those regarding the obligation to pay Rent (as defined below), which shall commence on the Rent Commencement Date.  Subtenant agrees that Sublandlord shall not be liable in any way for any injury, loss or damage which may occur to any of Subtenant’s property placed upon or installed in the Sublease Premises prior to the Commencement Date, the same being at Subtenant’s sole risk, and Subtenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Sublease Premises by Subtenant or its agents, contractors, employees and representatives.

          4.          RENT.

                       (a)          Rent.  Commencing on February 1, 2006 (the “Rent Commencement Date”) and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent consisting of Base Rent and Additional Rent (as defined below) (collectively, “Rent”) to Sublandlord in the following amounts:

                                      (i)          Base Rent.  Subtenant shall pay to Sublandlord monthly base rent (“Base Rent”) on the first (1st) day of each calendar month as follows:

Period	Amount

From the Rent Commencement Date through December 31, 2006	$19,250.00
January 1, 2007 – December 31, 2007	$19,827.50
January 1, 2008 – December 31, 2008	$20,422.33
January 1, 2009 – December 31, 2009	$21,035.00
January 1, 2010 – November 30, 2010	$21,666.05

                                      (ii)         Additional Rent.  In addition to Base Rent, Subtenant shall also pay to Sublandlord on the first (1st) day of each calendar month an amount equal to eighteen percent (18%) of the estimated amount of “Tenant’s Share” of “Direct Expenses” (as defined in the Master Lease) (“Additional Rent”).  Subtenant shall also pay eighteen percent (18%) of other amounts of Additional Rent due to Master Landlord under the Master Lease (unless related exclusively to the Premises retained by Sublandlord), which shall be payable to Sublandlord as and when payments are due from Sublandlord pursuant to the Master Lease, but at least five (5) business days prior to the date Sublandlord must pay such amounts to Master Landlord.  Notwithstanding the foregoing, except for recurring monthly installments of Additional Rent which shall be due as provided above, in no event shall payment be due less than ten (10) business days after receipt of written invoice by Subtenant.

                                      (iii)        Direct Costs.  From and after the Commencement Date, Subtenant shall further pay to Sublandlord on the first (1st) day of each calendar month, as Additional Rent, an amount estimated by Sublandlord to be the monthly amount of any costs and expenses applicable to the Sublease Premises which are paid directly by Sublandlord, including, but not limited to, utilities, personal property taxes and real property taxes, as well as eighteen percent (18%) of the reasonable cost incurred by Sublandlord to clean and maintain the Sublease Common Areas.  At any time, Sublandlord or Subtenant may cause, at Subtenant’s expense, any utilities to be separately metered or charged directly to Subtenant by the provider.

                                      (iv)        Subtenant’s Right to Review Direct Expenses and Direct Costs.

                                                    (A)          Sublandlord’s Direct Expense and Direct Cost Statement.  No less often than annually, Sublandlord shall provide Subtenant with a consolidated statement setting forth the total amount of the estimated payments made by Subtenant in the previous year and the actual costs allocated to Subtenant pursuant to this Sublease.  If the total estimated payments made for the year are insufficient to meet the costs allocated to Subtenant, then Subtenant shall pay to Sublandlord such deficit within thirty (30) days after receipt by Subtenant of notice thereof.  If Subtenant is due a refund for the period, then Sublandlord shall pay such refund to Subtenant within (30) days after determination thereof.  The provisions of this Section 4(a)(iv) shall survive the termination of the Sublease.

                                                    (B)          Subtenant’s Right to Audit Direct Expenses and Direct Costs.  Not more often than once each calendar year, Subtenant, upon thirty (30) days advance written notice thereof to Sublandlord, at Subtenant’s sole cost and expense, may retain an independent Certified Public Accountant reasonably acceptable to Sublandlord, to review and audit Sublandlord’s books and records with regard to the Direct Expenses and Direct Costs for the Sublease Premises.  If Sublandlord and Subtenant determine that Subtenant overpaid its share of any Direct Expenses and Direct Costs, Sublandlord shall refund to Subtenant the amount of such overpayment within thirty (30) days.  If Sublandlord and Subtenant determine that Subtenant underpaid its share of Direct Expenses and Direct Costs, Subtenant shall pay to Sublandlord the amount of such deficiency within thirty (30) days.  If Sublandlord and Subtenant determine that Subtenant overpaid its share of Direct Expenses and Direct Costs by more than five percent (5%) (after the annual reconciliation has occurred as provided in Section 4(a)(iv)(A) above), Sublandlord shall reimburse Subtenant for the reasonable actual costs of Subtenant’s audit.

                                      (v)          Exclusions.  Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (A) due to Subtenant’s breach of any provision of the Master Lease, (B) due to Subtenant’s negligence or willful misconduct, or (C) are for the sole benefit of Subtenant, then such amounts shall not be prorated between Sublandlord and Subtenant and shall be the sole responsibility of Subtenant.

                       (b)          Payment of Rent.  If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month.  Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof.  All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 13 below.

                       (c)          First Month’s Rent.  Upon execution of this Sublease, Subtenant shall deliver to Sublandlord the sum of Nineteen Thousand Two Hundred Fifty Dollars ($19,250.00), representing the first month’s Base Rent.

                       (d)          Abatement.  In the event of any casualty or condemnation affecting the Sublease Premises, Rent payable by Subtenant shall be abated hereunder for the portion of the Sublease Premises so affected, but only to the extent that Rent under the Master Lease for such portion of the Sublease Premises is abated, and Subtenant waives any right to terminate this Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Premises or as expressly provided in Section 24(a) below.

          5.          SECURITY DEPOSIT.  Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Thirty-Eight Thousand Five Hundred Dollars ($38,500.00) as a security deposit (“Security Deposit”).  Subtenant hereby grants to Sublandlord a security interest in the Security Deposit, including, but not limited to, replenishments thereof.  If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant’s default or breach.  If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) business days after Sublandlord’s written demand.  Subtenant hereby waives any restrictions on the uses to which the Security Deposit may be put that is contained in California Civil Code Section 1950.7 or any successor statute.  Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit.  The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises in the condition required under the terms of this Sublease.

          6.          ASSIGNMENT AND SUBLETTING.  Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant, unless Subtenant has obtained Master Landlord’s consent in accordance with Article 14 of the Master Lease, and Sublandlord’s consent thereto, which shall not be unreasonably withheld.  Regardless of Sublandlord’s consent, no subletting or assignment shall release Subtenant of its obligations hereunder.  Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto (“Sublease Bonus Rent”) shall be divided equally between Sublandlord and Subtenant, after payment to Master Landlord of any “Transfer Premium” required to be paid under the Master Lease and deduction of the following actual and reasonable expenses paid to unaffiliated third-parties:  (i) brokerage and marketing fees; (ii) legal fees in connection with execution of the assignment or sublease; and (iii) cost to demise the Sublease Premises.  All such Sublease Bonus Rent shall be determined on a dollars per square foot basis, by aggregating all subrents received by Subtenant and dividing such amount by the total number of square feet of subleased space and subtracting from such amount the rent per square foot payable by Subtenant for such space. Notwithstanding the foregoing, Subtenant may assign this Sublease or sublet the Sublease Premises, or any portion thereof, without Sublandlord’s consent, if such assignment or transfer would be a “Permitted Transfer” under section 14.7 of the Master Lease.

          7.          C ONDITION OF SUBLEASE PREMISES.

                       (a)          Except as expressly set forth herein, Subtenant agrees that (i) Sublandlord has made no representations or warranties of any kind or nature whatsoever respecting the Sublease Premises, their condition or suitability for Subtenant’s use; and (ii) Subtenant agrees to accept the Sublease Premises “as is, where is,” with all faults, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Sublease Premises for Subtenant’s occupancy.  To the knowledge of Sublandlord’s manager of facilities, all structural elements of the Sublease Premises and all piping, and wiring above the ceilings or otherwise intruding into the Sublease Premises that are servicing other tenants are operating in a good and workmanlike manner and are in material compliance with all applicable statutes, ordinances and regulations.

                       (b)          Sublandlord has not made an independent investigation of the Premises or determination with respect to the physical and environmental condition of the Premises including, without limitation, the existence of any underground tanks, pumps, piping, toxic or hazardous substances on the Premises.  No investigation has been made by Sublandlord to ensure compliance with the “Americans With Disabilities Act” (“ADA”).  ADA may require a variety of changes to the Sublease Premises, including potential removal of barriers to access by disabled persons and provision of auxiliary aids and services for hearing, vision or speech impaired persons.  Subtenant shall rely solely on its own investigations and/or that of a licensed professional specializing in the areas referenced in this Section 7(b).  Notwithstanding the foregoing, Sublandlord represents and warrants that (i) its corporate counsel has not received any notice from a governmental authority indicating that the Sublease Premises are in violation of any law pertaining to the Sublease Premises; and (ii) the Sublease Premises are not subject to any enforcement or correction order(s) issued by any governmental authority.

          8.          USE.  Subtenant may use the Sublease Premises for general office, research, development, biology, chemistry and small mammal holding and husbandry related activities as allowed in the Master Lease and this Sublease, and for no other purpose.  Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Sublease Premises, including, but not limited to, the use thereof.  Sublandlord may promulgate reasonable rules and regulations with respect to the Sublease Premises and Subtenant agrees to comply with such reasonable rules and regulations following receipt of written notice of the same.  Subtenant shall not use or permit the use of the Sublease Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.  Subtenant acknowledges and agrees that the operation and use of the Sublease Premises may require that Subtenant apply for and receive licenses and/or permits from various federal, state and local governments, and Subtenant covenants and agrees to apply for and receive such licenses and/or permits as are required.  Subtenant shall provide to Sublandlord copies of any such licenses and/or permits to the extent applicable to the Sublease Premises.  Subtenant acknowledges, agrees and covenants that its occupancy, operation and use of such Sublease Premises and/or its use and handling of animals shall be in accordance with:  (a) all applicable state and federal regulations; (b) all licenses and permits that either Subtenant or Sublandlord has received or receives in the future respecting such Sublease Premises; and (c) all policies and procedures Sublandlord has reasonably promulgated respecting such Sublease Premises.

          9.          FURNITURE AND EQUIPMENT.  During the term of this Sublease, Subtenant shall have the right to use the modular work stations, furniture and equipment identified on Exhibit C hereto (“Furniture and Equipment”).  Subtenant shall accept such Furniture and Equipment in its “as-is” condition without any representation or warranty by Sublandlord.  Subtenant’s insurance as required under this Sublease shall include an all risk property insurance policy for the Furniture and Equipment for its full replacement value, and Subtenant shall maintain the Furniture and Equipment in good condition during the term hereof.  At the expiration or earlier termination of this Sublease, Subtenant shall at Sublandlord’s option (i) return the Furniture and Equipment to Sublandlord in the same condition received, ordinary wear and tear excepted, or (ii) remove the Furniture and Equipment from the Sublease Premises, in which case Sublandlord shall transfer title thereto to Subtenant.

          10.        INCORPORATION OF MASTER LEASE.

                       (a)          All of the terms and provisions of the Master Lease, except as expressly modified in this Sublease or as provided in subsection (b) below, are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublandlord being substituted for the Landlord in the Master Lease, the Subtenant being substituted for the Tenant in the Master Lease provided, however, that the term “Landlord” in the following Paragraphs of the Master Lease (i) shall mean Master Landlord, not Sublandlord:   6.1 (Standard Tenant Services) excepting the last paragraph; 7.2 (Maintenance by Landlord); 7.3 (Landlord’s Repairs and Maintenance Obligations); 8.3 (Landlord’s Property); 14 (Assignment and Subletting); 18 (Subordination); 23 (Parking); the first two sentences of 24.8 (Signs); 24.27 (Building Name and Signage); and 26 (Americans with Disabilities Act), and (ii) shall mean both Master Landlord and Sublandlord:  5 (Use); 6.2 (Interruption of Use); 7.4 (Tenant’s Failure to Perform Repairs and Maintenance Obligations); 8 (Additions and Alterations) except as otherwise provided; 9 (Covenant Against Liens); 10 (Indemnification and Insurance);

17 (Estoppel Certificates); 21 (Compliance with Law); 22 (Entries by Landlord); 24.30 (Landlord Renovations); 27.3 (Tenant’s Environmental Obligations); 27.4 (Environmental Indemnity); 27.5 (Survival); 27.6 (Exculpation); and 28 (Financial Statements).  It is further understood that where reference is made in the Master Lease to the “Premises,” the same shall mean the Sublease Premises as defined herein; where reference is made to the “Commencement Date,” the same shall mean the Commencement Date as defined herein; and where reference is made to the “Lease,” the same shall mean this Sublease.  The parties specifically agree that any provisions relating to any construction obligations of “Landlord” under the Master Lease with respect to construction that occurred or was to have occurred prior to the Commencement Date hereof, are hereby deleted.  Sublandlord shall not be liable to Subtenant for any failure by Master Landlord to perform its obligations under the Master Lease, nor shall such failure by Master Landlord excuse performance by Subtenant of its obligations hereunder; provided, however, that Sublandlord shall use its commercially reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.  Anything in the Master Lease to the contrary notwithstanding, the liability of Sublandlord for its obligations under this Sublease is limited solely to Sublandlord’s interest in the Master Lease, and no personal liability shall at any time be asserted or enforceable against any other assets of Sublandlord or against Sublandlord’s stockholders, directors, officers or partners on account of any of Sublandlord’s obligations or actions under this Sublease.

                       (b)          The following Paragraphs of the Master Lease are expressly excluded and not incorporated herein:  1.1 (Real Property, Building, Premises and Complex); 2 (Lease Term); 3 (Base Rent); 4.1 (Additional Rent); 4.4 (Calculation and Payment of Additional Rent); the second sentence of Section 8.1 (regarding roof penetration); 11 (Damage and Destruction); 12 (Condemnation); 13 (Quiet Enjoyment); 20 (Security Deposit and Letter of Credit); the third, fourth and fifth sentences of Article 24.8 (Tenant’s Signs); 24.25 (Brokers); 24.28 (Building Directory); Exhibit A, Exhibit C, and the Summary of Basic Lease Information.

                       (c)          Subtenant hereby assumes and agrees to perform for Sublandlord’s benefit, during the term of this Sublease, all of Sublandlord’s obligations with respect to the Sublease Premises under the Master Lease, except as otherwise provided herein.  In connection with the foregoing, Sublandlord hereby assigns to Subtenant Sublandlord’s rights under any artisan’s, mechanic’s, builder’s, materialman’s, manufacturer’s and other warranties and guaranties to the extent the same relate exclusively to the Sublease Premises and pertain to any matter which Subtenant is obligated to repair or maintain hereunder.  Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease.  Notwithstanding anything to the contrary contained herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease and Master Landlord shall have all rights in respect of the Master Lease and the Premises as set forth therein.

          11.        INSURANCE.  Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease.  Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds.  All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days’ written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy.  Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

          12.          DEFAULT.  In addition to defaults contained in Section 19 of the Master Lease, failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder.  If Subtenant’s default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys’ fees), liability, expenses or claims to the extent caused by such default.

          13.          NOTICES.  The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

To Sublandlord at:	Avigen, Inc.
1301 Harbor Bay Parkway
Alameda, California 94502
Attention: Chief Executive Officer

To Subtenant at:	Pepgen Corporation
1301 Harbor Bay Parkway, Suite #100
Alameda, California 94502
Attention: President & CEO

with a copy to:	Hopkins & Carley, ALC
70 S. First St.
San Jose, CA 95113-2406
Attention: Garth Pickett, Esq.

After Commencement Date:	At the Sublease Premises

          14.          SUBLANDLORD’ S OBLIGATIONS.

                         (a)          To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Sublease Premises, the Premises or Building is the responsibility of Master Landlord (collectively, “Master Landlord Obligations”), upon Subtenant’s request, Sublandlord shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations; provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease.  It is expressly understood that the services and repairs which are incorporated herein by reference, including, but not limited to, the maintenance of all of the fire protection and life/safety systems, the roof and roof coverings, exterior painting, exterior window cleaning, exterior lighting, parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways and curbs, as well as maintenance of Project common areas and structural portions of the floors, foundations and exterior and interior load bearing walls and the structural portions of the roof, will in fact be furnished by Master Landlord and not by Sublandlord.  In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or the Sublease Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.

                         (b)          Except as otherwise provided herein, Sublandlord shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations.

          15.          EARLY TERMINATION oF SUBLEASE.  Except as expressly set forth in this Section 15, if the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination unless said termination was a result of default by Sublandlord.  To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion.  Notwithstanding the foregoing, in the event that Sublandlord makes a voluntary election to terminate the Master Lease that is unrelated to any destruction, casualty or condemnation of the Premises, Sublandlord shall provide Subtenant with not less than sixty (60) days’ written notice of such termination.  Upon receipt of such notice, Subtenant shall endeavor in good faith to enter into a direct lease with Master Landlord on market terms.  If Subtenant is unable to enter into such a direct lease with Master Landlord, despite Subtenant’s commercially reasonable efforts to do so, then provided Subtenant is not in default under this Sublease and provided Subtenant has complied with the surrender obligations set forth herein, Sublandlord shall pay to Subtenant an amount equal to the unamortized portion of the reasonable cost of the Original Improvements (defined below), up to a maximum amount of Two Hundred Fifty Thousand and No/100 Dollars, with the cost such Original Improvements to be amortized over the Term in a straight-line manner.  Such payment shall be made by Sublandlord within thirty (30) days after Subtenant has vacated the Sublease Premises in accordance with the terms of this Sublease.  In the event of a default by Sublandlord under the Master Lease, Subtenant may rely on any notice from Master Landlord to Subtenant instructing Subtenant to pay Rent directly to Master Landlord, without liability or duty to inquire on the part of Subtenant.

          16.          CONSENT oF MASTER LANDLORD AND SUBLANDLORD.  If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease.  This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

          17.          INDEMNITY.  Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys’ fees, damages, penalties, and expenses (collectively, “Claims”) which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, “Agents”) relating to the use or occupancy of the Sublease Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Premises by Hazardous Materials, or (iv) the negligence or willful misconduct of Subtenant or its Agents.

          18.          BROKERS.  Sublandlord shall pay a commission to Equis Corporation (“Sublandlord’s Broker”) pursuant to a separate written agreement between Sublandlord and Sublandlord’s Broker.  The commission paid by Sublandlord to Sublandlord’s Broker shall be shared by Sublandlord’s Broker with Aegis Realty Partners (“Subtenant’s Broker”).  Each party hereto represents and warrants that it has dealt with no other broker in connection with this Sublease and the transactions contemplated herein.  Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing representation and warranty.

          19.          PARKING.  Subtenant shall be entitled to eighteen percent (18%) of the parking rights granted to Sublandlord pursuant to the Master Lease.

          20.          SURRENDER oF SUBLEASE PREMISES. In lieu of any obligation or liability set forth in the Master Lease, upon the termination of the Sublease, Subtenant shall surrender the Sublease Premises to Sublandlord broom-clean and in as good a condition as on the Commencement Date, ordinary wear and tear excepted.  In addition, Subtenant shall remove any alterations, additions and improvements (whether or not made with Sublandlord’s consent), prior to the termination of the Sublease and restore the Sublease Premises to its prior condition, ordinary wear and tear excepted, repairing all damage caused by or related to any such removal, all at Subtenant’s expense.

          21.          NO THIRD PARTY RIGHTS.  The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns.  Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

          22.          QUIET ENJOYMENT.  Subtenant shall peacefully have, hold and enjoy the Sublease Premises, subject to the terms and conditions of this Sublease and subject to the Master Lease, provided that Subtenant pays all rent and performs all of Subtenant’s covenants and agreements contained herein.

          23.          COUNTERPARTS; ENTIRE AGREEMENT; AMENDMENT.  This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.  This Sublease represents the entire agreement of Sublandlord and Subtenant with respect to the subject matter hereof.  This Sublease may not be amended except by a written instrument executed by both parties hereto.

          24.          DAMAGE AND DESTRUCTION.

                         (a)          Termination of Master Lease.  If the Sublease Premises is damaged or destroyed and Master Landlord or Sublandlord exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the casualty.  If the Master Lease imposes any repair or restoration obligation on Sublandlord, Subtenant shall be responsible for all such obligations as they relate to the Sublease Premises.

In the event that after a damage or destruction of the Sublease Premises, where the time estimated to restore the Sublease Premises exceeds 180 days, Subtenant and Sublandlord shall each have the right to terminate this Sublease on written notice to given to the other party within thirty (30) days after determination of the amount of time to restore the Sublease Premises, which termination shall be effective as of the date of the casualty.

                         (b)          Continuation of Sublease.  If the Master Lease or this Sublease is not terminated following any damage or destruction as provided in subsection (a) above, this Sublease shall remain in full force and effect, and Rent shall be abated in accordance with Section 4(d) of this Sublease.

          25.          EMINENT DOMAIN.  If all or any part of the Sublease Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose, this Sublease may be terminated as of the date of title vesting in such proceeding by Sublandlord, without first obtaining the consent of Subtenant.

          26.          SUBTENANT’S RIGHT oF FIRST REFUSAL.  Provided Subtenant is not then in default of any of its obligations under this Sublease beyond any applicable cure periods, and that Subtenant shall not have previously been in default of any of its obligations under this Sublease beyond applicable cure periods, Subtenant shall have, and Sublandlord hereby grants to Subtenant, an ongoing right of first refusal  (the  “Right of First Refusal”) to sublease the office area and undeveloped warehouse area as delineated in attached Exhibit B (the “First Refusal Space”).  The Right of First Refusal is personal to Subtenant and may not be exercised by any sublessee or assignee, or by any other successor or assign, of Subtenant.  In the event that Sublandlord elects to sublease some or all of the First Refusal Space, Sublandlord shall give written notice (“Offer Notice”) of such intent to Subtenant.  If Subtenant desires to exercise the Right of First Refusal, Subtenant shall deliver written notice (“Interest Notice”) to Sublandlord within ten (10) business after receipt of Sublandlord’s Offer Notice.  Thereafter, Sublandlord and Subtenant shall endeavor in good faith to reach agreement on the terms of the sublease for the applicable portion of the First Refusal Space.  If within thirty (30) days after Sublandlord’s receipt of the Interest Notice Sublandlord and Subtenant are unable to execute a definitive sublease agreement, or Subtenant shall fail to deliver the Interest Notice within the required ten (10) day period, the Right of First Refusal shall lapse and Sublandlord shall thereafter have the right to lease such First Refusal Space to any party or parties on terms deemed acceptable to Sublandlord in its sole and absolute discretion.

          27.          BUILDING SIGNAGE.  Subtenant may place and maintain, at Subtenant’s sole cost and expense, signage as described in Exhibit D attached hereto in the following locations of the Building:  (i) one sign that is not larger than seventeen inches long and nine inches high on the glass double-door entrance to the Building; (ii) one sign that is not larger than seventeen inches long and nine inches high directly outside the entrance to the suite the Sublease Premises entails; and (iii) one sign that is not be larger than forty-six inches long and eight inches high in the common first floor lobby.  Sublandlord hereby approves of the signage described in Exhibit D.  In addition, Subtenant shall be permitted to replace any of Sublandlord’s existing signage in the windows of the Sublease Premises with similar signs bearing Subtenant’s name.

          28.          ALTERATIONS bY SUBTENANT.  Sublandlord consents to Subtenant, at Subtenant’s sole cost and expense, configuring and installing interior offices within the Sublease Premises according to the design attached hereto as Exhibit E (collectively, the “Original Improvements”).  Construction and installation of the Original Improvements shall be performed in accordance with all applicable laws.  Subtenant shall provide Sublandlord with the estimated cost of the Original Improvements prior to the Rent Commencement Date and shall deliver copies of the actual invoices documenting the total cost of the Original Improvements.

          29.          ESTOPPEL CERTIFICATES.  Subtenant or Sublandlord, within ten (10) business days of each request by the other to do so, shall each execute and deliver to the other estoppel certificate(s), (i) certifying that this Sublease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to its knowledge, any uncured defaults on the part of the other party hereunder, or stating the nature of defaults if such exist, and (iii) evidencing the status of the Sublease, as may be reasonably required either by a prospective or actual lender making a loan to Sublandlord or Subtenant;

          IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

SUBLANDLORD:	AVIGEN, INC.,
a Delaware corporation

	By:	/s/ M. Christina Thomson

	Name:	M. Christina Thomson
	Title:	Vice President, Corporate Counsel

SUBTENANT:	PEPGEN CORPORATION,
a Delaware corporation

	By:	/s/ Stephen N. Kiron

	Name:	Stephen N. Kirnon
	Title:	President and CEO

EXHIBIT A

MASTER LEASE

A copy of the document that comprises Exhibit A will be provided supplementally to the Commission upon request

A-1

EXHIBIT B

Sublease Premises, Sublease Common Areas and Right of First Refusal Space

[Graphic depicting a floor plan for suite 100 of the building located at 1301 Harbor Bay Parkway, Alameda, Ca.]

B-1

EXHIBIT C

FURNITURE AND EQUIPMENT

Room 161 (1507 on Plasmid Prod. Facility maps):
3 corner pieces blond office furniture
2 file cabinet pieces blond office furniture
2 blond credenzas
Room 1255
2 curved pieces gray office furniture
1 grey credenza
Room 1253
1 work bench
Room 1252
3 lab benches
10 chairs

C-1

EXHIBIT D

LOBBY SIGNAGE

[Graphic depicting Pepgen Corporate logo]

D-1

EXHIBIT E

OFFICE CONFIGURATION

[Graphic depicting proposed office floor plan modification for suite 100 of the building located at 1301 Harbor Bay Parkway, Alameda, Ca.]

E-1

CONSENT TO SUBLEASE

          This Consent to Sublease (this “Consent”) is made as of November 9, 2005, by ARE-HARBOR BAY NO. 4, LLC, a Delaware limited liability company (“Landlord”), AVIGEN, INC., a Delaware corporation (“Tenant”), and PEPGEN CORPORATION, a Delaware corporation (“Sublessee”), with reference to the following Recitals.

RECITALS

          A.          Landlord and Tenant are now parlies to certain Office Lease dated November 2, 2000, by and between Lincoin-Recp Empire Opco, LLC, a Delaware limited liability company (“Original Landlord”), and Tenant, as amended by that certain First Amendment to Lease Agreennent dated December 1, 2000, as amended by that certain Second Amendment to Lease Agreement dated February 13, 2001, and as further amended by that certain letter agreement dated January 26, 2004 (as amended, the “Lease”), pursuant to which Tenant leases certain premises at the property located at 1301   Harbor Bay Parkway, Alameda, California (the “Premises”), and more particularly described in the Lease.   Landlord has succeeded to the interest of Original Landlord under the Lease.

          B.          Tenant desires to sublease to Sublessee  a portion  of the  Premises  (the “Subleased Premises”) more particularly described in and pursuant to the provisions of that certain Sublease dated November 4, 2005 (the “Sublease”), a copy of which is attached hereto as Exhibit A.

          C.          Tenant desires to obtain Landlord’s consent to the Sublease.

        NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the sublease of the Subleased Premises to Sublessee, such consent being subject to and upon the following terms and conditions to which Tenant and Sublessee hereby agree:

1.	All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

2.

This Consent shall not be effective and the Sublease shall not be valid nor shall Sublessee take possession of the Subleased Premises unless and until Landlord shall have received: (a) a fully executed counterpart of the Sublease, (b) a fully executed counterpart of this Consent, and (c) an insurance certificate from Sublessee, as insured, evidencing no less that the insurance requirements set forth in the Lease.  Tenant and Sublessee each represent and warrant to Landlord that the copy of the Sublease attached hereto as Exhibit A is true, correct and complete.

3.	Landlord’s consent set forth herein is subject to the following additional conditions:

	a.	Landlord shall have received and approved any drawings for any proposed alterations, additions or improvements to be made in connection with Sublessee’s occupancy of the Subleased Premises; and

b.

Landlord shall have received and approved the list of Hazardous Materials to be used in the Subleased Premises and all information requested by Landlord relating to Sublessee’s proposed use of the Subleased Premises; and

c.

Subtenant may install at Subtenant’s sole cost and expense, signage in the lobby of the building; provided, however, that the same complies with all legal requirements and Landlord’s signage requirements. Subtenant shall maintain the sign in good condition and remove the same at expiration or earlier termination of the term of the Sublease and promptly repair any damage in connection with the removal of the same,

4.

Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease, all of which shall be subordinate and at all times subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are  a  part and  to  any and all advances  secured thereby and to all  renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the  Promises and all laws, ordinances and  regulations now or hereafter affecting the Premises.

5.	Nothing contained herein or in the Sublease shall be construed to:

a.

modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Tenant’s obligation to obtain any required consents for any other or future sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease (including, without limitation, any liability to Sublessee for any portion of the security deposit held by Tenant under the Sublease), and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord and Tenant to be in full force and effect.

	b.	require Landlord to accept any payments from Sublessee on behalf of Tenant, except as expressly provided in Section 8 hereof.

Tenant shall remain liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed and for the payment of the annual rent, additional rent and all other sums now and hereafter becoming payable thereunder for all of the Premises, including, without limitation, the Subleased Premises.

6.	Notwithstanding anything in the Sublease to the contrary:

a.

does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease to the extent applicable to the Subleased Premises. Landlord and Sublessee each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

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	b.	Tenant and Sublessee agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Sublease and this Consent, the terms of this Consent shall control.

c.

The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease (including the Subleased Premises demised by the Sublease) except in accordance with the terms and conditions of the Lease.

d.

If Landlord terminates the Lease as a result of a default by Tenant thereunder or the Lease terminates for any other reason, the Sublease shall automatically terminate concurrently therewith; provided, however, if Landlord elects, in its sole and absolute discretion and without obligation, exercisable by giving written notice to Sublessee within 7 days of such termination (a “Reinstatement Notice”), to reinstate the Sublease and Sublessee shall attorn to Landlord, in which case the Sublease shall become and be deemed to be a direct lease between Landlord and Sublessee. If Landlord exercises the option provided under this section, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the Reinstatement Notice through the expiration or earlier termination of the Sublease, but Landlord shall not (a) be liable for more than 1 month’s rent or any security deposit paid by Sublessee (except to the extent actually delivered to Landlord), (b) be liable for any prior act or omission of Tenant under the Lease prior to the Reinstatement Notice or for any other defaults of Tenant under the Sublease prior to the Reinstatement Notice, (c) be subject to any defenses or offsets previously accrued which Sublessee may have against Tenant for any period prior to the Reinstatement Notice, or (d) be bound by any changes or modifications made to the Sublease without the prior written consent of Landlord.

e.

Tenant and Sublessee acknowledge and agree that if Tenant or Landlord elects to terminate the Lease pursuant to the terms thereof, or if Landlord and Tenant voluntarily elect to terminate the Lease, Landlord shall have no responsibility, liability or obligation to Sublessee, and the Sublease shall terminate unless reinstated in Landlord’s sole and absolute discretion as expressly provided in Section 6(d) above

	f.	Tenant agrees to reimburse all of Landlord’s costs and expenses in connection with this Consent.

7.	Any act or omission of Sublessee or anyone claiming under or through Sublessee that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Tenant.

8.

Upon a default by Tenant under the Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else liable under the Lease or the Sublease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord.

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If I Landlord gives Sublessee notice that Tenant is in default under the Lease (after any notice shall have been given to Tenant and any cure period shall have lapsed, as provided under the Lease), Sublessee shad thereafter make directly to Landlord all payments otherwise due Tenant, which payments will be received by Landlord without any liability to Landlord except to credit such payments against amounts due under the Lease. The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

9.

Tenant shall pay any broker commissions or fees that may be payable as a result of the Sublease and Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with the Sublease which result from the actions of Tenant. Sublessee hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Sublease which result from the actions of Sublessee.

10.

Tenant and Sublessee agree that the Sublease will not be modified or amended in any way  without the  prior written  consent of  Landlord, which  consent shall not  be unreasonably withheld or delayed.  Tenant and Sublessee hereby agree that it shall be reasonable for Landlord to withhold its consent to any modification or amendment of the Sublease which would change the permitted use of the Subleased Premises or which would affect Landlord’s status as a real estate investment trust. Any modification or amendment of the Sublease without Landlord’s prior written consent shall be void and of no force or effect.

11.	This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

12.	This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument,

13.

This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the State in which the Property is located, without regard to its principles of conflicts of law,

[ Signatures on next page ]

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          IN WITNESS WHEREOF. Landlord. Tenant and Sublessee have caused their duty authorized representatives to execute this Consent as of the date first above written.

LANDLORD:	ARE-HARBOR BAY NO. 4, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

		By:	ARE-QRS CORP.,
a Maryland corporation, general partner

			By:	/s/ Jennifer Papas

			Its:	JENNIFER PAPAS
V.P. & ASSISTANT SECRETARY

TENANT:	AVIGEN, INC.,
a Delaware corporation

	By:	/s/ Christina Thomson

	Its:	M. CHRISTINA THOMSON
VICE PRESIDENT,
CORPORATE COUNSEL

SUBLESSEE:	PEPGEN CORPORATION
a Delaware corporation

	By:	/s/ Stephen N. Kiron

	Its:	Stephen N. Kiron
President & CEO

Signature Page

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